Exhibit 99.1

Capital Bank Corporation Declares Cash Dividend on Common Stock

          RALEIGH, N.C., June 23 /PRNewswire-FirstCall/ -- Capital Bank Corporation (Nasdaq: CBKN) announced that its Board of Directors approved on Thursday, June 22, 2006, a quarterly cash dividend on its common stock of $.06 per share. The dividend will be paid on or after July 24, 2006 to shareholders of record as of July 10, 2006.

          Capital Bank Corporation, headquartered in Raleigh, N.C., with more than $1.3 billion in total assets, offers a broad range of financial services. Capital Bank operates 26 banking offices in Asheville (3), Burlington (4), Cary, Graham (2), Greensboro, Hickory, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City and Wake Forest. The company’s website is http://www.capitalbank-nc.com.

          Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

SOURCE  Capital Bank Corporation
          -0-                                        06/23/2006
          /CONTACT:  B. Grant Yarber, President and Chief Executive Officer of Capital Bank Corporation, +1-919-645-3494, or gyarber@capitalbank-nc.com /
          /Web site:  http://www.capitalbank-nc.com/
          (CBKN)